	The Money Store Residential Loan Notes	Record Date: 10/31/02
[WACHOVIA LOGO]	Series 1998-I	Determination Date: 11/12/02
	Statement To Certificateholder	Distribution Date: 11/15/02
A

			Original	Beginning			Current		Ending
		Certificate	Certificate	Certificate			Realized	Total	Certificate
Class	Cusip	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Balance

A-1	60935FAP5	6.40500%	54,493,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-2	60935FAQ3	6.20000%	19,745,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-3	60935FAR1	6.21500%	29,277,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-4	60935FAS9	6.51500%	23,496,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-5	60935FAT7	7.17000%	17,989,000.00	13,112,454.24	78,346.91	2,463,820.85	0.00	2,542,167.76	10,648,633.39
Factors per Thousand					4.35526766	136.96263550		141.31790316	591.95249263
B	60935FAW0	8.40000%	13,500,000.00	7,526,389.08	52,684.72	0.00	0.00	52,684.72	7,526,389.08
Factors per Thousand					3.90257185	0.00000000		3.90257185	557.51030222
M-1	60935FAU4	7.27000%	22,500,000.00	12,543,981.79	75,995.62	0.00	0.00	75,995.62	12,543,981.79
Factors per Thousand					3.37758311	0.00000000		3.37758311	557.51030178
M-2	60935FAV2	7.49500%	19,000,000.00	10,592,695.74	66,160.21	0.00	0.00	66,160.21	10,592,695.74
Factors per Thousand					3.48211632	0.00000000		3.48211632	557.51030211
Pool I			200,000,000.00	43,775,520.85	273,187.46	2,463,820.85	0.00	2,737,008.31	41,311,700.00
Totals					1.36593730	12.31910425		13.68504155	206.55850000
GP	n/a	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand
Totals			200,000,000.00	43,775,520.85	273,187.46	2,463,820.85	0.00	2,737,008.31	41,311,700.00

Wells Fargo Bank	Shelley Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372

	The Money Store Residential Loan Notes	Record Date: 10/31/02
[WACHOVIA LOGO]	Series 1998-I	Determination Date: 11/12/02
	Statement To Certificateholder	Distribution Date: 11/15/02
A

Certificate Information

	Current Interest	Carry Forward
	Requirement	Amount

A-1	0.00	0.00
A-2	0.00	0.00
A-3	0.00	0.00
A-4	0.00	0.00
A-5	78,346.91	0.00
B	52,684.72	0.00
M-1	75,995.62	0.00
M-2	66,160.21	0.00

	Applied Realized	Unpaid Realized	Interest Shortfall
	Loss Amount	Loss Amount	Carryforward Amount

A	0.00	0.00	0.00
B	0.00	0.00	0.00
M	0.00	0.00	0.00

Wells Fargo Bank	Shelley Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372

	The Money Store Residential Loan Notes	Record Date: 10/31/02
[WACHOVIA LOGO]	Series 1998-I	Determination 11/12/02
	Statement To Certificateholder	Distribution Date: 11/15/02
A

Schedule of Remittance

Aggregate Amount Received	2,814,111.58
Monthly Advance (incl. Comp Int.)	0.00
Capitalized Interest Account Transfer	0.00
Pre-funding Account Transfer	0.00
Amount Withdrawn from the Certificate Account	0.00
(Unreimbursed Monthly Advance)	(3,833.61)
(Servicer Fee)	(10,450.38)
(Contingency Fee)	(10,450.38)
(Late Charges)	(34,413.79)
(Escrow)	(14,823.97)

(73,972.13)
Available Remittance Amount	2,740,139.45

EXHIBIT O

Outstanding Balance	47,309,638.80

# Accounts	2,392

Fees

Contingency Fee	10,450.38
Expense Account	1,459.18
FHA Premium Amount	1,671.95
Servicer Fee	10,450.38

Prior Three Months Weighted Average Mortgage Interest Rates

7/02	8/02	9/02
13.756%	13.756%	13.761%

Delinquent Infor.	# Loans	Amount	Percentage

Delinquent 1-29 Days	345	6,246,303.55	13.20%
Delinquent 30-59 Days	77	1,455,558.91	3.08%
Delinquent 60-89 Days	28	369,180.36	0.78%
Delinquent 90 and over	26	293,384.92	0.62%
Loans in Foreclosure	12	373,600.84	0.79%
REO Property	4	194,270.06	0.41%

Totals	492	8,932,298.64	18.88%

Wells Fargo Bank	Shelley Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372

	The Money Store Residential Loan Notes	Record Date: 10/31/02
[WACHOVIA LOGO]	Series 1998-I	Determination 11/12/02
	Statement To Certificateholder	Distribution Date: 11/15/02
A

Collateral Information

Accelerated Principal Distribution		274,540.23
Adjusted Mortgage Interest Rate		12.221
Aggregate Beginning Principal Balance of Loans		49,796,632.11
Aggregate Ending Principal Balance of Loans		47,309,638.80
Amt. Reimb. to Servicer/Cert. Insurer from FHA Acct		1,671.95
Available Maximum Subordination Amount		7,604,173.00
Compensating Interest		14.54
Curtailments		23,731.93
Excess and Monthly Payments		171,035.79
FHA Claims Filed		0.00
FHA Claims Paid		0.00
FHA Claims Pending		15,750.60
FHA Payments Denied		0.00
FHA and Related Payments Received		0.00
GP Remittance Amount Payable		0.00
Interest Received		575,028.65
Payments and Reimbursements to the Servicers pursuant to:
section 4.04 (b)		0.00
section 4.04 (c)		0.00
section 4.04 (d)ii		0.00
section 4.04 (e)		0.00
section 4.04 (f)I		20,900.76
Payment of Certificate Remittance Amount (Owner Trustee)		0.00
Principal Prepayments (Number / Amount)	104	1,911,889.66
Realized Losses (Current / Cumulative)	380,335.93	28,921,987.43
Reimbursable Amount		0.00
Reserve Amount		0.00
Specified Subordinated Amount		6,021,111.26
Spread Amount		5,997,938.80
WAC		13.761%
WAM		175.837
Weighted Average Adjusted Mortgage Loan Remittance Rate for class AF-1, AF-2, AF-3, AF-4, AF-5, B, M-1 & M-2		7.548%
Trigger Event Calculation
1. (i) Exceeds 50% of (ii)	No
(i) Sixty-day Delinquency Ratio		2.60%
(ii) Senior Enhancement Percentage		77.49%
2. Both(a) and (b) occur	Yes
(a) Either (x) or (y) occur		Yes
(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio does exceed 9% or		2.89%
(y) The Cumulative Realized Losses exceeds $28,200,000		28,921,987.43
and (b) either (x) or (y)		Yes
(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio exceeds 15% or		2.89%
(y) The Cumulative Realized Losses exceed $9,400,000		28,921,987.43
If 1) or 2) is “YES” then trigger event is in effect	Yes

Wells Fargo Bank	Shelley Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372